Exhibit 10.2
CONTRIBUTION AND ASSUMPTION AGREEMENT
     This CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 28, 2007 is made by and between Plains AAP, L.P., a Delaware limited partnership (“AAP”), and PAA GP LLC, a Delaware limited liability company (“New GP”).
     WHEREAS, AAP holds a 2.0% general partner (the “MLP GP Interest”) in Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), and serves as the sole general partner of the Partnership; and
     WHEREAS, AAP desires to transfer the MLP GP Interest to New GP, and New GP desires to assume the role of successor general partner of the Partnership under the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 27, 2001, and as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (the “MLP Partnership Agreement”); and
     WHEREAS, Section 4.6 of the MLP Partnership Agreement allows AAP to transfer the MLP GP Interest to New GP, subject to the receipt of an opinion of counsel that such transfer would not result in the loss of limited liability of any limited partner of the Partnership or cause the Partnership to be taxable as a corporation or otherwise treated as an association taxable as a corporation for federal income tax purposes; and
     WHEREAS, Section 10.3 of the MLP Partnership Agreement provides that any transferee of the MLP GP Interest pursuant to Section 10.3 who is proposed as successor general partner of the Partnership shall automatically be admitted to the Partnership as successor general partner of the Partnership; and
     WHEREAS, AAP proposes to transfer the MLP GP Interest to New GP and that New GP be admitted immediately prior to such transfer as general partner of the Partnership.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Transfer and Assignment of MLP GP Interest. AAP hereby assigns, transfers and delivers the MLP GP Interest to New GP, and its successors and assigns, and New GP hereby accepts such MLP GP Interest, in exchange for all of the membership interest of New GP at and as of the date hereof.
     2. Assumption of General Partner Status. New GP accepts and agrees to duly and timely pay, perform and discharge the rights, duties and obligations of general partner of the Partnership and all of the terms and conditions of the MLP Partnership Agreement in accordance with Sections 4.6(c) and 10.3 of the MLP Partnership Agreement, and New GP agrees to serve as general partner of the Partnership and to be bound by the MLP Partnership Agreement, as it may be further amended.
     3. Assumption of Liabilities. As consideration for the assignment, transfer and delivery made under Section 1 hereof, New GP assumes and agrees to duly and timely pay,

perform and discharge all liabilities and obligations of the Partnership to the full extent (and only to the extent) that AAP, as general partner of the Partnership, has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge such liabilities and obligations (the “Liabilities”).
     4. Further Assurances. The parties hereto hereby each covenant and agree that, at any time and from time to time after the delivery of this Agreement, at the other party’s request and expense, each party, its successors and assigns, will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as the other party reasonably may require to more effectively grant, convey, assign, transfer, set over to or vest in New GP the MLP GP Interest, or to better enable New GP to realize upon or otherwise enjoy the MLP GP Interest, to effect the assumption by New GP of the Liabilities or to otherwise carry into effect the intent and purposes of this Agreement.
     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.
     6. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first written above.

PLAINS AAP, L.P.

By:	Plains All American GP LLC, its general partner

By:	/s/ Tim Moore
Name:	Tim Moore
Title:	Vice President

PAA GP LLC

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Al Swanson

Name:	Al Swanson
Title:	Senior Vice President – Finance and Treasurer